UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 20, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33523	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (843) 574-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 20, 2008, Force Protection, Inc. (“Force Protection”) was awarded through its wholly-owned subsidiary, Force Protection Industries, Inc., a contract modification under its contract W56HZV-08-C-0028 with the U.S. Army Tank-Automotive and Armaments Command (“TACOM”) for the delivery of 27 Buffalo Mine Protected Clearance Vehicles. The undefinitized contract modification carries a dollar value not to exceed $26.2 million. These vehicles are to be delivered prior to June 2009.

This  Current Report on Form 8-K  contains forward looking statements that are not historical facts, including statements about Force Protection’s beliefs and expectations.  These statements are based on beliefs and assumptions by Force Protection’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and Force Protection undertakes no obligation to update any of them publicly in light of new information or future events.  Force Protection’s actual results could differ materially from those anticipated in the  forward-looking  statements  for  many reasons  including:  its ability to raise capital when necessary; availability of parts and raw materials for its products; continued customer acceptance of its products; ongoing success of its research and development efforts;  greater than expected costs; and other risk factors and cautionary statements listed in Force Protection’s periodic reports filed with the Securities and Exchange Commission, including the risks set forth in Force Protection’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: October 28, 2008
/s/ Michael Moody
(Signature)

	Name:	Michael Moody
	Title:	President & Chief Executive Officer